PURCHASE AND ASSUMPTION AGREEMENT


                               KEZAR FALLS, MAINE

                  This Purchase and Assumption Agreement, dated as of February 22, 1996 ("Agreement"), between Coastal Savings Bank, a Maine chartered savings bank having its principal offices located in Westbrook, Maine ("Seller"), and Maine Bank & Trust Company, a Maine chartered trust company having its principal offices located in Portland, Maine ("Buyer").

                  WHEREAS, Seller desires to sell, and Buyer desires to acquire, certain assets of Seller with respect to Seller's Kezar Falls, Maine branch office (the "Branch") in accordance with the terms and provisions of this Agreement; and

                  WHEREAS, Seller desires to assign to Buyer, and Buyer desires to assume from Seller, certain liabilities of Seller with respect to the Branch in accordance with the terms and provisions of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, subject to the terms and conditions set forth herein, Seller and Buyer agree as follows:


                  1. Effective Date.  Except as otherwise  provided herein,  the closing date (hereinafter referred to as the "Effective Date") shall be: (a) the last business day of the first full week following the date on which all regulatory approvals for this transaction have been obtained and all regulatory waiting periods have expired, so that this transaction may be legally consummated in accordance with the terms of this Agreement; or (b) such other date as may be mutually agreed to by the Seller and Buyer.

                  2. Purchase of Assets. (a) Seller agrees that, subject to the terms and conditions of this Agreement, it will validly sell, assign, transfer, convey and deliver to Buyer, as of the close of business on the Effective Date:

                           (i) all of its rights, title and interest in all real property pertaining to the Branch (the "Real Estate"); and

                           (ii) all of its rights, title and interest in and to all of the furniture, fixtures and equipment (other than digital equipment and DDS circuits as provided by NYNEX) used in the operation of the Branch as listed on Exhibit A hereto (the "FFE").


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                  (b) Buyer agrees,  subject to the terms and conditions of this
Agreement, to pay to Seller, on the Effective Date, $86,131.04 for the Real Estate and $10,168.48 for the FFE.

                  3. Assumption of Deposit Liabilities. (a) Buyer agrees, subject to the terms and conditions of this Agreement, to assume and to pay, perform and discharge all deposit liabilities of Seller, including accrued interest, attributed on the records of Seller to the Branch at the close of business on the Effective Date.

                  (b) Buyer further agrees, subject to the terms and conditions of this Agreement, to pay to Seller, on the Effective Date, a premium equal to four and two/one-hundredths percent (4.02%) of the daily average of all deposit liabilities, including accrued interest, attributed on the records of Seller to the Branch for the period commencing at the close of business on February 15, 1996 and ending at the close of business on March 15, 1996.

                  (c) The amounts under Sections 3(a) and 3(b) on the Effective Date shall be based on Seller's estimates of the amounts of the deposit liabilities and accrued interest, with an adjustment to be made based on the actual amounts within ten business days of the Effective Date.

                  4. Purchase of Loans. (a) In addition to the purchase of assets and assumption of deposit liabilities described above, Buyer shall purchase on the Effective Date certain deposit related loans attributed on the records of Seller to the Branch. These loans shall consist of loans arising from "overdraft" or "check protection" lines of credit in connection with demand deposit accounts, or NOW accounts included in the deposit liabilities assumed by Buyer (the "Loans"). A list of such Loans will be provided to Buyer. The aggregate credit lines limit of such Loans was $12,650.00 at January 31, 1996. The aggregate payoff amount of such Loans was $3,416.58 at January 31, 1996.

                  (b) If Buyer shall discover within 90 days after the Effective
Date: (i) that any of the Loans was not current as of the Effective Date or (ii) that the documentation or customer disclosure relating to a particular Loan was not materially correct and substantially complete and in substantial compliance with applicable statutes or regulations (a "non-conforming loan"), and if Buyer so notifies Seller specifying the particular non-conformity with respect to each such Loan, then Seller shall have the opportunity for the period of thirty (30) days from the date of such notification to cure any such non-conformity. Buyer shall cooperate with Seller in Seller's attempts to cure such non-conformities. If the non-conformity cannot be cured within such period, the non-conforming loan will be repurchased by Seller at the price paid by Buyer for such non-conforming loan calculated pursuant to Section 4(d). Notwithstanding the foregoing, if Seller determines prior to the Effective Date that any of the Loans are not current or are otherwise non-conforming as herein defined and so notifies Buyer in writing and Buyer

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nevertheless  determines  to accept such Loans as of the  Effective  Date,  then
Buyer shall not thereafter have the right to reject such Loans on the basis of the disclosed non-conformity or non-current status and Seller's representations as hereinabove set forth shall not be deemed applicable to such Loans. This provision shall not be deemed to impose any obligation on Seller to review any Loan to determine conformity or non-conformity as defined in this Section 4(b), and Seller makes no representation or warranty with respect to the quality or collectibility of the Loans other than the representations set forth in this
Section 4(b).

                  (c) The  purchase  price for each Loan  purchased  pursuant to
Section 4(a) shall be equal to the unpaid principal balance plus accrued and unpaid interest as of the close of business on the Effective Date.

                  (d) The amount paid or offset under Section 4(c) on the Effective Date shall be based on Seller's estimates of the amount of all Loans to be purchased under Section 4(a), with an adjustment to be made based on the actual amount within ten business days of the Effective Date.

                  5. Obligations of Seller on the Effective Date. On the Effective Date, Seller will:

                  (a) deliver to Buyer such of the assets purchased as shall be capable of physical delivery;

                  (b) execute, acknowledge (if appropriate) and deliver to Buyer a bill of sale in substantially the form of Exhibit B hereto, a warranty deed in substantially the form of Exhibit C hereto, and all customary endorsements, assignments or other instruments of conveyance, assignment and transfer as shall be reasonably necessary or advisable to consummate the sale and transfer to Buyer of the purchased assets;

                  (c) make available to Buyer immediately available funds as soon as possible on the Effective Date equal to the deposits plus accrued interest assumed by Buyer under Section 3(a), LESS the sum of: (i) the purchase price for the Loans to be assumed pursuant to Section 4(a), (ii) the payment for the assets set forth in Section 2(a), (iii) the deposit premium determined pursuant to Section 3(b) and (iv) cash and cash equivalents at the Branch at the close of business on the Effective Date;

                  (d) assign, transfer and deliver to Buyer such of the following records and documents pertaining to the deposit liabilities to be assumed by Buyer and Loans to be purchased by Buyer and any other records or documents reasonably requested by Buyer as exist and are in Seller's possession, and as are necessary to enable Buyer to service such deposit accounts and Loans on a continuing basis:

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                           (i)      Originals (or copies where  appropriate)  of
                                    signature cards, retirement account files, orders and contracts between Seller and customers of accounts to be transferred hereunder, taxpayer identification number certifications and historical records and documents relating thereto;

                           (ii)     The  form  of  rules  and   regulations  and
                                    disclosures applicable to the accounts to be transferred hereunder;

                           (iii)    Loan files and other historical  records and
                                    documents,   including   original  notes  or
                                    similar instruments; and

                           (iv)     Data as to escheat law compliance.

                  Buyer agrees that it will preserve and safely keep, for as long as may be required by applicable law, all of the signature cards, orders, contracts, forms, taxpayer identification number certifications, and records hereinabove referred to for the joint benefit of itself and Seller, and that it will permit Seller and its representatives, subject to applicable law, to inspect, and make extracts from or copies of, any such signature cards, orders, files, contracts, forms, taxpayer identification number certifications or records, at any reasonable time, as shall be reasonably necessary to Seller for purposes of its records. Seller agrees that it will preserve and safely keep, for as long as may be required by applicable law, all of the files, books of accounts and records as exist and are in Seller's possession pertaining to the past history of the accounts transferred hereunder, including deposit slips, canceled checks or withdrawal orders, for the joint benefit of itself and Buyer, and that it will permit Buyer and its representatives, subject to applicable law, to inspect, and make extracts from or copies of, any such files, books of accounts or records, at any reasonable time, as shall be reasonably necessary to Buyer for purposes of its records.

                  6. Safe Deposit Boxes and Safekeeping Items. (a) Seller agrees on the Effective Date to transfer and deliver to Buyer all safe deposit boxes at the Branch, together with all contracts, records, master keys and, as to unrented boxes, customer keys relating thereto.

                  (b) Buyer agrees to assume, honor, and discharge, after the Effective Date, the duties and obligations of Seller with respect to such safe deposit boxes, and shall be entitled to any right or benefit arising henceforth from such safe deposit business after the Effective Date.

                  (c) There are no safekeeping activities conducted by Seller at the Branch other than its safe deposit business.

                  (d) Net prepaid safe deposit rental income shall be allocated pro rata between the Seller and Buyer as of the Effective Date, with such amount to be paid by Seller to Buyer within ten business days of the Effective Date.

                  7. Assumption Agreement. To evidence the assumption by Buyer of the liabilities and obligations of Seller assumed pursuant to this Agreement, Buyer will execute, acknowledge, and deliver to Seller, on the Effective Date, an assignment and assumption agreement in substantially the form attached hereto as Exhibit D.

                  8. Certain Transitional Matters. Following the Effective Date:

                  (a) Buyer agrees to honor in accordance with law, up to the collected amount on deposit (and any other funds available by reason of any agreement between the depositor and Seller), all properly drawn and presented checks, drafts, electronic debits and credits and withdrawal orders presented to Buyer by mail, over its counters, through the check clearing system, and Automated Clearing House of the banking industry, by depositors of the accounts assumed, whether drawn on the checks, withdrawal or draft forms provided by Seller, or by Buyer, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the depositors whose accounts are assumed by Buyer. Buyer's obligation under this Section 8(a) to honor checks, withdrawals, draft forms and electronic debits and credits provided by Seller and carrying its imprint shall expire at the close of business on the 90th business day after the Conversion Date (as defined below) or a date mutually agreeable to the Seller and Buyer.

                  (b) Within ten (10) business days before the Effective Date (or such earlier time before the Effective Date as agreed upon by Seller and Buyer), Buyer shall, at its own cost and expense, have the right to provide notice regarding the pending assumption to each depositor of an account to be assumed, which notice shall be reasonably acceptable to Seller as to form and content. On or as soon as practicable after the Effective Date, Buyer shall begin processing checks drawn on the assumed accounts on the forms of Buyer. The date on which Buyer begins processing checks on its forms is called the "Conversion Date." Prior to the Conversion Date, depositors whose deposit accounts have been assumed by Buyer may continue to draw checks on the assumed accounts using the forms of Seller, provided that after the Effective Date, the cost of processing checks drawn on the assumed accounts and the payment of such checks shall be the responsibility of Buyer.

                  If after the Conversion Date, any such depositors continue to use checks on forms of Seller, or otherwise demand payment from Seller for all or any part of any such assumed deposit liabilities, Seller shall not be responsible or liable for making such payment. Instead, at any time up to and including the 90th business day after the Conversion Date, or a date mutually agreeable to both parties, Seller shall assume custody of the check or other item presented for payment, including electronic items, on an account which has been transferred with the Branch, batch such items in a manner that is mutually agreed upon by both parties, and make them available to Buyer in such manner and at such time and place as shall be mutually agreed upon by both parties, in order to allow Buyer sufficient time to process such items in accordance with applicable statutes, regulations, and clearing house agreements to which Buyer is subject.

                  In order to reduce the continuing charges to Seller through the check clearing system of the banking industry which will result from check forms of Seller being used after the Conversion Date by the depositors whose accounts are assumed, Buyer agrees, at its cost and expense, and without cost to depositors, prior to the Conversion Date but not earlier than ten (10) business days prior to the Effective Date (and only with the express written consent of Seller if prior to the Effective Date), to furnish each depositor of an assumed account with not fewer than 50 checks on the forms of Buyer, with instructions to utilize Buyer's checks and to destroy unused checks of Seller after the Conversion Date or a date mutually agreeable to both parties. Seller hereby agrees that after the 90th business day after the Conversion Date or a date mutually agreeable to both parties, it shall, with respect to any check or other item presented to it for payment on an account which has been transferred with the Branch, at its sole option, either: (i) return such check or other item with reference to the maker thereof; or (ii) assume custody thereof, batch the same in a manner that is mutually agreed upon by Buyer and Seller, and make it available to Buyer in such manner and at such time and place as shall be mutually agreed upon by Seller and Buyer, in order to allow Buyer sufficient time to process such items in accordance with applicable statutes, regulations, and clearing house agreements to which Buyer is subject.

                  (c) Buyer agrees, no later than the start of the second business day after demand by Seller, to pay Seller an amount equivalent to the amount of any uncollected item included in a depositor's balance on the Effective Date which is returned after the Effective Date as not collected. Buyer shall be required to make such payment for an item only up to the amount on deposit with Buyer at the time Seller makes the demand aforesaid and for any item paid before the expiration of a hold properly placed on the depositor's account by Seller prior to the close of business on the Effective Date.

                  (d) If the  balance  due on any  Loan  purchased  pursuant  to
Section 4(a) has been reduced by Seller as a result of a payment by check received prior to the Effective Date, which item is returned after the Effective Date as uncollected, the asset value represented by the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Buyer to Seller after the Effective Date upon demand.

                  9. Indemnification.

                  (a) Seller shall indemnify, hold harmless and defend Buyer from and against all losses and liabilities, including reasonable legal fees and expenses, arising out of any actions, suits or proceedings commenced on or prior to the Effective Date (other than proceedings to prevent or limit the consummation of this Agreement) relating to actions or omissions involving operations at the Branch or to the assets transferred or the liabilities assumed pursuant to this Agreement, and Seller shall indemnify, hold harmless and defend Buyer from and against all losses and liabilities (including reasonable legal fees)  arising out of any  actions,  suits or  proceedings  commenced  after the
Effective Date but which relate to actions or omissions on or prior to the Effective Date involving operations at the Branch or the assets transferred or the liabilities assumed pursuant to this Agreement. Seller agrees further to indemnify, hold harmless (and where applicable defend) Buyer against all claims, losses, liabilities (including reasonable legal fees and expenses) and obligations resulting from any material breach of any agreement or warranty made by Seller in this Agreement or in any document delivered to Buyer hereunder or resulting from the material inaccuracy of any representation made in this Agreement or in any document delivered by Seller to Buyer hereunder. Buyer will give Seller written notice of a threatened or pending injury within 30 days of becoming aware of such pending or threatened injury (except in the case where Buyer's first notice is its receipt of the complaint in which case such time for giving notice shall be 15 days of its learning of such threatened or pending injury), together with a general statement of facts known to it regarding such threatened or pending injury. Seller will then have 45 days from the date it received such notice or until the fifth day before an answer to any complaint is due, whichever occurs first, to investigate the threatened or pending claim and determine whether it will elect to assume the defense of the matter involving such threatened or pending injury. If it does so elect, Seller will be given Buyer's full cooperation and assistance in maintaining such defense. Unless such settlement contains a full release of Buyer, Seller shall not settle a claim without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Seller shall not be liable for any amounts in settlement of a claim or action as described above if such settlement is effected without Seller's prior written consent, which consent shall not be unreasonably withheld. It is understood that the obligations of Seller under this Section 9(a) shall survive the Effective Date.

                  (b) Buyer shall indemnify, hold harmless and defend Seller from and against all claims, losses, liabilities and obligations (including reasonable legal fees and expenses), which Seller may incur relating to actions or omissions after the Effective Date involving operations at the Branch or the assets transferred or the liabilities assumed pursuant to this Agreement. Buyer agrees further to defend, indemnify, hold harmless (and where applicable defend) Seller against all claims, losses, liabilities (including reasonable legal fees and expenses) and obligations resulting from any material breach of any agreement or warranty made by Buyer in this Agreement or in any document delivered to Seller hereunder or resulting from the material inaccuracy of any representation made in this Agreement or in any document delivered by Buyer to Seller hereunder. Seller will give Buyer written notice of a threatened or pending injury within 30 days of becoming aware of such pending or threatened injury (except in the case where Seller's first notice is its receipt of a complaint, in which such time for giving notice shall be 15 days) of its learning of such threatened or pending injury, together with a general statement of facts known to it regarding such threatened or pending injury. Buyer will then have 45 days from the date it receives such notice or until the fifth day before an answer to any complaint is due, whichever occurs first, to investigate the threatened or pending injury to determine whether it will elect to assume the defense of the matter involving such threatened or pending injury. If it does so elect, Buyer will be given Seller's full cooperation and assistance in maintaining such defense. Unless such settlement contains a full release of Seller, Buyer shall not settle a claim without the prior written consent of Seller, which consent shall not be unreasonably withheld. Buyer shall not be liable for any amounts in settlement of a claim or action as described above if such settlement is effected without Buyer's prior written consent, which consent shall not be unreasonably withheld. It is understood that the obligations of Buyer under this Section 9(b) shall survive the Effective Date.

                  10. Prorata Adjustment of Certain Expenses Relating to the Branch. All real estate taxes, FDIC insurance related rebates or credits, if any, applicable to such period, utility payments, service contracts and similar expenses relating to the Branch shall be prorated between the Buyer and Seller as of the Effective Date. Seller has service contracts as to building cleaning, furniture, fixtures and equipment maintenance, and armored car/courier services. Seller will give notice to terminate such service contracts with respect to the Branch as of the Effective Date.

                  11. Title. Title to the Real Estate shall be deemed to be in conformity with the requirement of this Agreement if said title is good and marketable in accordance with the Maine Title Standards adopted by the Maine State Bar Association.

                  Buyer shall give to Seller reasonable notice of, and a reasonable opportunity to cure, any defects in title which would make Seller unable to give title to the Real Estate as herein stipulated, and the Effective Date hereunder shall be extended accordingly, if necessary, but in no event beyond June 30, 1996. If Seller acts not to remedy any such defect to title, or if any such cure by Seller cannot be effected, Buyer may elect to accept title to the Real Estate subject to the uncured defects of title.

                  12. Sales and Transfer Taxes. (a) All excise, sales, use and transfer taxes (other than Seller's portion of real estate transfer taxes as set forth in Section 12(b)) which are payable or arise as a result of this Agreement or the transactions contemplated by this Agreement will be paid by Buyer whether such taxes are imposed upon Buyer or Seller. Buyer shall indemnify and hold Seller harmless from and against any such taxes.

                  (b) Seller will be responsible for (i) any tax of the nature described in Section 12(a) imposed or arising by virtue of its ownership or operation of the Branch prior to the Effective Date, and (ii) Seller's portion of real estate transfer taxes payable in connection with the transfer of the Branch.

                  13. Employees of Seller. (a) Commencing on the date hereof and within five (5) business days thereafter, Buyer shall interview each of Seller's full time employees at the Branch, and within twenty (20) business days thereafter, shall, at its discretion, offer employment with Buyer, commencing as of the Effective Date, to each of Seller's full time employees at the Branch.

                  (b) Seller shall permit Buyer, at Buyer's expense, to install one or more of Buyer's terminals in the Branch prior to the Effective Date for purposes of training such employees as may be retained, if any, in Buyer's systems and shall permit Buyer to train such employees at such reasonable times to which Seller consents. The installation of such terminals, and training on them shall be solely at Buyer's expense. In the event of termination of this Agreement, Buyer shall promptly remove its terminals from the Branch.

                  (c) Buyer will provide to Seller between the date hereof and the Effective Date "leased" employees of Buyer to fill any vacancies arising at the Branch.

                  (d) Seller agrees, for a period of one year after the Effective Date, not to solicit for reemployment with Seller any such employee of Seller accepting employment with Buyer.

                  14. Regulatory Approvals. Seller and Buyer will each use its best efforts and will cooperate fully with a view to obtaining all necessary approvals of the transactions contemplated by this Agreement by banking regulatory and other authorities as soon as practicable. Each shall make available all information reasonably required in connection with obtaining such approvals.

                  15. Cooperation Before and After Effective Date. Before and after the Effective Date, Seller and Buyer will cooperate fully, provide all information and take all action reasonably appropriate with a view to carrying out the transactions contemplated by, and accomplishing the purposes of, this Agreement and to ensuring an orderly transition of the Branch, including permitting Buyer and its agents access to the premises of the Branch at reasonable times and in such manner so as not to disrupt Seller's businesses to prepare the premises for Buyer (such as wiring for computer and telephones and preliminary site work for the ATM lane).

                  16. Records and Information. (a) Until the Effective Date, and to the extent permitted by law, Seller will provide to Buyer full access (without unreasonably interfering with normal business and operations) to the Branch during normal business hours and will make available to Buyer all books, records, files, reports, computer data, and other information relating to the Branch and the assets to be purchased and the liabilities to be assumed under this Agreement. Buyer will treat all such information furnished by Seller as confidential and upon any termination of this Agreement, Buyer will return all copies of all such information to Seller and further agrees thereafter to make no use of such information or to provide it to others. The agreement set forth in the immediately preceding sentence shall survive the termination of this Agreement.

                  (b) On the Effective Date, Seller will turn over to Buyer all books, records, files, computer data, and other information relating to the Branch reasonably required for Buyer to operate the Branch and to take over and administer the assets to be purchased and the liabilities to be assumed under this Agreement.

                  17. Form 1099s for 1996. Seller shall provide Form 1099s for the period January 1, 1996 through the Effective Date. Prior to the Effective Date, Seller and Buyer will mutually agree on procedures to be followed so as to assure that deposit customers at the Branch will receive on a timely basis Form 1099s for the period January 1, 1996 through the Effective Date.

                  18. Cooperation as to Computer Conversion. Buyer and Seller shall cooperate with each other and their respective data processing system servicers so as to achieve a conversion of all computerized deposit account information relating to the Branch from Seller's servicer to Buyer's servicer on the Effective Date or as soon as practicable thereafter. Seller shall cause its servicer, at Buyer's expense, to continue to service the deposit accounts at the Branch after the Effective Date and until such conversion occurs. Buyer shall promptly reimburse Seller for all charges made by Seller's servicer related to servicing the deposit accounts at the Branch after the Effective Date and until such conversion occurs. All direct conversion costs relating to such conversion shall be paid by Buyer as to its servicer and by Seller as to its servicer. Seller will cause its servicer promptly to provide Buyer with a copy of such servicer's fee schedule that will apply to such deposit accounts during such period.

                  19. Press Releases. Buyer and Seller will cooperate and coordinate all press releases regarding this transaction. No press release shall be issued until the termination right set forth in Section 27(c) hereof shall have lapsed without exercise.

                  20. Conduct of Business Until Transfer. Until the Effective Date, Seller:

                  (a) will carry on the banking businesses of the Branch substantially in the same manner as before this Agreement, with a view to maintaining the good will of the Branch's customers and others doing business with the Branch;

                  (b) will not transfer from the Branch to the Seller's other operations or from the Seller's other operations to the Branch any material amount of assets or deposits of the type to be purchased or assumed under this Agreement, except in the ordinary course of business; and

                  (c) will not undertake any banking or other transaction with respect to the Branch or any employee of the Branch or enter into any commitment, agreement or arrangement regarding the same, except in the ordinary course of business.

                  21. Further Assurances. On and after the Effective Date, Seller and Buyer will (i) provide such further assurances to each other, (ii) execute and deliver all such further instruments and papers, (iii) provide such records and information and (iv) take such further action, as may be reasonably appropriate to carry out the transactions contemplated by, and to accomplish the purposes of, this Agreement and to ensure the orderly transition of the Branch.

                  22. Non-Competition. For a period of three years after the Effective Date, Seller will not directly solicit banking or other financial services business from customers of the Branch or others in the Kezar Falls market consisting of the towns of Cornish, Kezar Falls, West Baldwin, East Parsonfield, Newfield, Porter, Brownfield, Fryeburg, Denmark, Limerick, Limington, West Newfield, Hiram and Standish, except as may occur in the ordinary course of business in connection with (i) advertising or solicitations directed to the public generally, (ii) already existing lending, deposit or safe deposit box trust relationships of the customers at other offices of Seller or
(iii) notices of the transaction approved by Buyer or other communications required by law. For a period of three (3) years after the Effective Date, Seller will not open or operate a banking branch in the Kezar Falls market as described above. It is the intention of the parties that Seller shall not directly solicit customers whose deposits are being transferred, but Buyer recognizes and agrees that Seller cannot control mass mailing, distribution of statement "stuffers" of a general nature or other advertising materials to persons who also hold deposits at other branches of Seller or newspaper, radio and television advertisements of a general nature, and that Seller cannot control the solicitation of such customers who enter other premises of Seller or make telephone inquiries of Seller. Nothing in this Section 22 shall preclude Seller from servicing customers of the Branch who have a borrowing relationship with Seller. This Section 22 shall not be binding on successors of Seller or its parent corporation, First Coastal Corporation ("FCC"), pursuant to any reorganization, merger, consolidation or other similar transaction involving Seller or FCC in which there is a "change of control" of Seller or FCC, or pursuant to a sale of all or substantially all of the assets of Seller or FCC to one or more other corporations or entities. For purposes of the immediately preceding sentence, a "change of control" of (a) the Seller shall be deemed to have taken place if FCC's beneficial ownership of the total number of voting shares of Seller is reduced to less than fifty percent and (b) FCC shall be deemed to have taken place if any person shall (i) acquire direct or indirect beneficial ownership of at least fifty percent of the issued and outstanding common stock of FCC or (ii) have the power (whether such power arises as a result of the ownership of capital stock, by contract or otherwise), or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board of Directors of FCC.

                  23. Change of Name. From and after the Effective Date, Buyer will change to Buyer's name the name on all signs, documents, forms, brochures, papers and facilities relating to the Branch and will discontinue the use of Seller's name in any way in connection with the Branch.

                  24. Disclaimers. (a) Seller makes no representations or warranties as to the physical condition of the Branch or of any of the assets to be transferred under this Agreement, all of which are being sold "as is" at the Effective Date, except as otherwise expressly provided herein.

                  (b) Seller makes no representations or warranties to Buyer as to the quality or collectibility of the Loans, except as may be otherwise expressly provided herein.

                  (c) Seller makes no representations or warranties to Buyer as to whether, or the length of time during which any banking deposits assumed by Buyer under this Agreement will be maintained by the depositors at the Branch after the Effective Date.

                  (d) No transfers to Buyer of accounts for which Seller acts as a fiduciary or in other representative capacity are contemplated by this Agreement.

                  25.  Seller's  Representations.   (a)  Seller  represents  and
warrants to Buyer as follows:

                           (i) Seller has the authority to engage in the operation of the Branch, and has the corporate power and authority to carry out all of its obligations under this Agreement, all of which obligations have been duly authorized by all necessary corporate action. Seller is a duly organized and existing savings bank under the laws of the State of Maine.

                           (ii) Seller has good and marketable title (subject only to customary title exceptions, which do not materially and adversely affect the marketability thereof) to the Real

                                    Estate and FFE;  there will be no limitation
                                    or  restriction  on the sale and transfer of
                                    the Real  Estate and FFE and upon  delivery,
                                    they  shall be free and clear of all  liens,
                                    charges   and    encumbrances    except   as
                                    hereinabove  provided  and  as  provided  in
                                    Section 11.

                           (iii) Except as otherwise provided herein or as otherwise agreed by Buyer and Seller as to specific items, the Real Estate and FFE include all the physical properties which are used by Seller for the conduct of business at the Branch in the manner in which it has been operated, and the FFE are in reasonably good repair and operating condition, giving consideration to its age and use and subject to ordinary wear and tear.

                           (iv) Seller has paid or accrued all federal, state and local taxes, or installments thereof, required to be paid or accrued in any way related to the Real Estate or its operation of the Branch.

                           (v) Seller is not engaged in or to its knowledge, threatened with any litigation or governmental proceeding, for income tax deficiencies, violation of any hazardous waste or environmental statute or regulation, or otherwise, which is reasonably likely to give rise to any claim against or affect the Branch or the assets to be purchased.

                           (vi) Seller has substantially and materially complied with all applicable federal, state and local laws relating to the employment of labor at the Branch, including the provisions thereof relating to wages, hours, collective bargaining and the payment of social security taxes; Seller is not liable for any arrearages of wages or any tax or penalties for failure to comply with any of the foregoing; and there are no controversies known by Seller to be pending or threatened between the Seller and its employees at the Branch.

                           (vii) Seller knows of no material violation of any applicable law or regulation of federal, state and local governments relating to the operation of the Branch or the ownership or use of the assets to be purchased.

                           (viii) The execution, delivery and performance of this Agreement by the Seller will not violate or constitute a default under any agreement, contract, governmental order, or other proceeding to which the Seller is a party.

                           (ix) With respect to the Loans, the documentation and disclosures to the customers for such loans are materially correct and substantially complete and in substantial compliance with applicable law.

                           (x) To the best of Seller's knowledge, Seller has not violated any applicable law or regulation with respect to Hazardous Materials. The terms "Hazardous Materials" shall mean any flammable explosives, radioactive materials, hazardous materials, hazardous waste, hazardous matter, hazardous or toxic substances, or toxic pollutants, as any of those terms are used or defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, and any applicable Maine statutes.

                           (xi) No representation or warranty of the Seller contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not materially misleading.

                  (b) Buyer hereby represents and warrants to Seller as of the date of this Agreement as follows:

                           (i)      Buyer   is  a   banking   institution   duly
                                    organized, validly existing and in good standing under the laws of the State of Maine.

                           (ii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will violate or conflict with (a) the charter or Bylaws of the Buyer, (b) any provision of any agreement, judgment, order, consent or any other restriction of any kind to which Buyer is a party or by which Buyer is subject or (c) any statute, law, decree or regulation of any governmental authority known to Buyer, or will result in a default under, or cause the acceleration of the maturity of, any obligation or loan to which Buyer is a party. Buyer has the corporate power and authority to carry out all its obligations under this Agreement. Buyer is in material compliance with the rules and regulations of its regulatory authorities and knows no facts or circumstances which would hinder its ability to complete the transactions contemplated herein in a timely manner.

                           (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Buyer. No further corporate authorization on the part of Buyer is necessary to consummate these transactions.

                           (iv) No representation or warranty of the Buyer contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not materially misleading.

                  26. Conditions: Closing. (a) The obligation of the Buyer to complete the transactions provided for herein is subject, at its election, to the performance by the Seller of all of the agreements and obligations to be performed by it hereunder at or before the Effective Date, and to all of the following further conditions:

                           (i) The representations and warranties of the Seller in Section 25(a) shall be true and correct in all material respects on and as of the Effective Date, with the same effect as if such representations and warranties had been made on and as of the Effective Date, and the Buyer shall have received from the Seller a certificate signed by it dated the Effective Date to that effect.

                           (ii) The Buyer shall have received from the Seller a warranty deed in substantially the form of Exhibit C hereto and a bill of sale in substantially the form of Exhibit B hereto and such other documents, instruments and certificates, as the Buyer's counsel shall have reasonably requested to effect the transfer of the Real Estate and the FFE.

                           (iii) All required approvals of this Agreement and the contemplated transactions by banking regulatory and other authorities shall have been obtained; and all necessary conditions, including any legally required waiting or appeal periods, shall have been fully satisfied.

                           (iv) No action, suit or governmental proceeding shall be pending or threatened against the Seller which does or will materially and adversely affect the business, properties or assets of the Branch.

                           (v) There shall be no litigation pending on the Effective Date seeking to prohibit consummation of the transactions provided for in this Agreement.

                  (b) The obligation of the Seller to complete the transactions provided for herein is subject, at its election, to the performance by the Buyer of all of the agreements and obligations to be performed by it hereunder at or before the Effective Date, and to all of the following further conditions:

                           (i) The representations and warranties of the Buyer in Section 25(b) shall be true and correct in all material respects on and as of the Effective Date, with the same effect as if such representations and warranties had been made on and as of the Effective Date, and the Seller shall have received from the Buyer a certificate signed by it dated the Effective Date to that effect.

                           (ii) All required approvals of this Agreement and the contemplated transactions by banking regulatory and other authorities shall have been obtained; and all necessary conditions, including any legally required waiting or appeal periods, shall have been fully satisfied.

                           (iii) There shall be no litigation pending on the Effective Date seeking to prohibit consummation of the transactions provided for in this Agreement.

                  27. Methods Of Termination. This Agreement may be terminated at any time, but not later than the Effective Date:

                  (a) By mutual written agreement of the Board of Directors of Seller and Board of Directors of Buyer; or

                  (b) By the Board of Directors of Buyer if any of the conditions provided for in Section 26(a) of this Agreement shall not have been met or waived in writing by Buyer; or

                  (c) By the Board of Directors of Buyer no later than 3:00 p.m. on the seventh (7th) business day after the date of this Agreement if the Buyer shall not have obtained satisfactory results regarding the presence or absence of Hazardous Materials from any environmental assessment or survey it chooses to conduct on, in and about the Branch, for which purposes Buyer or its agents will be granted reasonable access to the Real Estate during such seven (7) business day period; or

                  (d) By the Board of Directors of Seller if any of the conditions provided for in Section 26(b) of this Agreement shall not have been met or waived in writing by Seller; or

                  (e) By the Board of Directors of Seller or the Board of Directors of Buyer if the Effective Date has not occurred on or before June 30, 1996, unless as a result of a breach of this Agreement by the party seeking to terminate.

                  28. Procedure Upon Termination. In the event of termination pursuant to Section 27 hereof, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice, unless an extension is consented to by the party or parties having the right to terminate. If this Agreement is terminated as provided herein:

                  (a) Each party will redeliver all documents, work papers and other materials of the party relating to this transaction, whether so obtained before or after the execution hereof, to the party furnishing the same.

                  (b) All information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for business advantage by such party or disclosed by such party to third persons to the detriment of the party furnishing such information or if otherwise prohibited by state or federal law.

                  (c) Any improvements or work performed on the Branch by or on behalf of Buyer prior to termination shall remain and become the property of Seller, and any equipment of Buyer located at the Branch shall be promptly removed by Buyer.

                  (d) Nothing contained in Sections 27 and 28 shall be deemed to excuse either party for a breach of any of its obligations or agreements undertaken or made in this Agreement.

                  29. Amendment; Waiver. The provisions of this Agreement may be modified in any respect by the mutual written consent of Seller and Buyer, and any of the conditions to the performance of the respective obligations of the parties may be waived by the party or parties entitled to the benefit of such conditions.

                  30. Other. (a) This Agreement contains the entire agreement and understanding of Seller and Buyer with respect to the transactions contemplated hereby, and there are no agreements, representations and warranties or understandings between Seller and Buyer which are not expressly set forth in this Agreement. This Agreement supersedes all prior communications, submissions of information and understandings between Seller and Buyer or their representatives with respect to the transactions contemplated hereby.

                  (b) Seller and Buyer each represents and warrants that no broker or finder has been employed in connection with this Agreement or the transactions contemplated by this Agreement other than the engagement of First Albany Corporation by Seller, the fees as to which shall be the sole responsibility of Seller.

                  (c) This Agreement will be governed by Maine law, except to the extent federal law controls.

                  (d) Any notice or other communication required or permitted under this Agreement will be effective only if it is in writing and delivered personally, by facsimile transmission, or by registered or certified mail, postage prepaid, addressed as follows:

                  If to Buyer:                       Wayne C. McGarvey
                                                     President and Chief Executive Officer
                                                     Maine Bank & Trust Company
                                                     P.O. Box 619
                                                     467 Congress Street
                                                     Portland, Maine 04101
                                                       Fax:  (207) 828-3175

                  with a copy to                     John R. Opperman, Esq.
                  (which shall not be                Perkins, Thompson, Hinckley
                  deemed notice):                      & Keddy
                                                     One Canal Plaza, P.O. Box 426
                                                     Portland, Maine  04112
                                                       Fax:  (207) 871-8026

                  If to Seller:                      Gregory T. Caswell
                                                     President and Chief Executive Officer
                                                     Coastal Savings Bank
                                                     36 Thomas Drive
                                                     Westbrook, Maine 04092
                                                       Fax:  (207) 775-3089

                  with a copy to                     Howard I. Flack, Esq.
                  (which shall not be                Hogan & Hartson L.L.P.
                  deemed notice):                    555 13th Street, N.W.
                                                     Washington, D.C.  20004
                                                       Fax:  (202) 637-5910

or such other address as such party may designate by notice to the other party.

                                      -18-

                  (e) This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, until after the Effective Date, by either of the parties hereto without the prior written consent of the other.

                  (f) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (g) The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

                  (h)  Unless  otherwise   specifically   provided  herein,  the
respective  representations  and warranties of the parties  hereto  contained in this  Agreement or in documents  delivered  pursuant  hereto shall survive for a period of one year after the Effective Date.

                  (i) The parties hereto acknowledge that monetary damages could not adequately compensate either party hereto in the event of a breach of this Agreement by the other, that the nonbreaching party would suffer irreparable harm in the event of such breach and that the nonbreaching party shall have, in addition to any other rights or remedies it may have at law or in equity, specific performance and injunctive relief as a remedy for the enforcement hereof.

                  (j) Each party herein shall pay for its own expenses and costs in connection with the carrying out of this Agreement except as stated otherwise herein. All filing fees relating to the approvals of the appropriate regulatory authorities shall be paid by the party responsible for making the filing. All costs for notices to depositors of the assumption of deposit liabilities provided for in this Agreement shall be paid by Buyer.


                                      -19-

                  IN WITNESS WHEREOF, the Buyer and Seller hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers and their corporate seals to be affixed as of the date first written above.



  WITNESS:                                 COASTAL SAVINGS BANK



- ---------------------------                By: /s/Gregory T. Caswell
                                               ---------------------------
                                               Its President and Chief Executive
                                                     Officer



                                           MAINE BANK & TRUST COMPANY



- ---------------------------                By:  /s/Wayne C. McGarvey
                                                ---------------------------
                                               Its President and Chief Executive
                                                     Officer




                                      -20-




                        PURCHASE AND ASSUMPTION AGREEMENT

                                LIST OF EXHIBITS




Exhibit A -- Furniture, Fixtures and Equipment

Exhibit B -- Bill of Sale

Exhibit C -- Warranty Deed

Exhibit D -- Assignment and Assumption Agreement


                                    EXHIBIT A

                        FURNITURE, FIXTURES AND EQUIPMENT







                                    EXHIBIT B

                                  BILL OF SALE

                  THIS  BILL  OF  SALE,  dated  ________________,  1996  is from
Coastal  Savings  Bank, a Maine  chartered  savings  bank,  having its principal office at Westbrook,  Maine  ("Seller") and Maine Bank & Trust Company,  a Maine
chartered  trust  company  having  its  principal  office  at  Portland,   Maine
("Buyer").  Capitalized terms used herein, which are defined in the Purchase and
Assumption Agreement dated as of February __, 1996 between Seller and Buyer (the
"Agreement")  shall  have the same  meanings  herein as therein  unless  defined herein or the context otherwise requires.

                  For  good  and   valuable   consideration,   the  receipt  and
sufficiency  of which are hereby  mutually  acknowledged,  Seller  does  hereby, pursuant to and in  accordance  with the  Agreement  with respect to the Branch, located in Kezar Falls, Maine, grant, assign, sell, convey, transfer and deliver to Buyer,  its successors and assigns the following  property as of the close of business on the date hereof:

                  (i) all of its right, title and interest in the FFE as listed on Exhibit A hereto; and

                  (ii) the aggregate amount of coin and currency and cash equivalents in the Branch as of the close of business on the Effective Date.

                  The assets hereby transferred pursuant to the Agreement are entitled to all the benefits of the Agreement, specifically including the applicable Seller's Representations set forth in Section 25(a) thereof, and are subject to the terms and provisions of the Agreement.

                  Seller hereby assigns to Buyer all of Seller's rights, title and interest in and to any manufacturer's warranties with respect to the FFE.

                  TO HAVE AND TO HOLD, all of the property to Buyer, its successors and assigns, to its and their own use and behoof forever.

                  IN WITNESS WHEREOF, this Bill of Sale has been executed and delivered as of the date first set forth above.

WITNESS:                                       COASTAL SAVINGS BANK


______________________                         By:_____________________________
                                                      Its President and
                                                         Chief Executive Officer




                                    EXHIBIT C

                                  WARRANTY DEED
                                Corporate Grantor
                           Maine Statutory Short Form

                  KNOW ALL BY THESE PRESENTS, that Coastal Savings Bank, a corporation organized and existing under the laws of the State of Maine, and having a place of business in Westbrook, County of Cumberland and State of Maine, for consideration paid, GRANTS to Maine Bank & Trust Company, a corporation organized and existing under the laws of the State of Maine, and having a place of business in Portland, County of Cumberland and State of Maine, whose mailing address is 467 Congress Street, P.O. Box 619, Portland, ME 04104, with WARRANTY COVENANTS, the land in Kezar Falls, County of York and State of Maine, which is more particularly described in Exhibit A attached hereto and made a part hereof.

                  IN WITNESS WHEREOF, the said Coastal Savings Bank has caused this instrument to be sealed with its corporate seal and signed in its corporate name by Gregory T. Caswell, its President and Chief Executive Officer, thereunto duly authorized, this ___ day of ____________, 1996.

SIGNED, SEALED AND DELIVERED
  IN PRESENCE OF:                            COASTAL SAVINGS BANK



___________________________                  By:_______________________________
                                                     Its President and
                                                        Chief Executive Officer

STATE OF MAINE
COUNTY OF CUMBERLAND                                  ______________, 1996

         Then personally appeared the above-named Gregory T. Caswell, President and Chief Executive Officer of said grantor corporation as aforesaid, and acknowledged the foregoing instrument to be his free act and deed in his said capacity, and the free act and deed of said grantor corporation.

                                          Before me,


                                          -----------------------------
                                          Notary Public/Attorney at Law
                                          Printed Name:________________





                                    EXHIBIT D

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated ___________, 1996 is between Coastal Savings Bank, a Maine chartered savings bank ("Seller"); and Maine Bank & Trust Company, a Maine chartered trust company ("Buyer"), and is made pursuant to and in accordance with a certain Purchase and Assumption
Agreement dated February ___, 1996 between Seller and Buyer ("Agreement") with respect to a certain bank branch located in Kezar Falls, Maine (the "Branch").
Capitalized terms used herein, which are defined in the Agreement, shall have the same meanings herein as therein unless defined herein or the context otherwise requires.

         For good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Seller and Buyer hereby agree as follows:

         1. Seller hereby assigns, grants and transfers to Buyer all of the deposit liabilities of Seller, including accrued interest, attributed on the records of the Seller to the Branch (the "Deposit Liabilities") on the close of business on the Effective Date.

         2. Buyer does hereby assume and agree to pay, perform and discharge (i) the liability of Seller for the payment of the principal balance and unpaid interest accrued through the close of business on the Effective Date and thereafter on the Deposit Liabilities, and (ii) all liabilities, duties and obligations of Seller with respect to the Deposit Liabilities for the period from and after the date hereof, including without limitation the obligations to service the Deposit Liabilities, in accordance with the terms and provisions of the deposit contracts and account regulations and otherwise as required by applicable law and regulations.

         3. Seller hereby transfers and assigns to Buyer all its right, title and interest in and to all assets used in connection with the safety deposit box business conducted at the Branch including all safety deposit boxes and vaults, keys, records, data and contracts relating thereto (the "Safety Deposit Box
Business"). Buyer hereby assumes and agrees to pay, perform and discharge any and all liabilities, duties and obligations of Seller from and after the date thereof with respect to the Safety Deposit Box Business.

         4. Seller hereby  transfers  and assigns to Buyer the Loans,  including
Seller's rights under all notes or other evidence of indebtedness and any collateral security with respect to the Loans as described in the list attached hereto as Exhibit A, and said list is accepted by Buyer. Buyer assumes and agrees to perform and discharge any and all liabilities, duties and obligations of Seller from and after the date hereof with respect to the Loans.

         5. The Deposit Liabilities, Safety Deposit Box Business, and Loans are being transferred pursuant to the Agreement, are entitled to all the benefits of the Agreement, and such assignment and assumption are subject to the terms and conditions of the Agreement.

         6. In the event Seller becomes obligated to repurchase any of the Loans, all as provided in Section 4(b) of the Agreement, then Buyer agrees to reconvey the same to Seller by instruments consistent with the provisions hereof.

         TO HAVE  AND TO HOLD  said  Deposit  Liabilities,  Safety  Deposit  Box
Business and Loans unto the said Buyer, its successors and assigns, to its and their own use and behoof forever.

         IN WITNESS WHEREOF, Seller and Buyer have caused this agreement to be executed and delivered as of the date hereinabove set forth.

WITNESS:                                COASTAL SAVINGS BANK



____________________                    By:______________________________
                                            Its President


WITNESS:                                MAINE BANK & TRUST COMPANY



____________________                    By:______________________________
                                            Its President


